E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS SECOND QUARTER 2024 RESULTS

•2Q 2024 operating revenue of $43.2 billion
•2Q 2024 adjusted operating gain1 of $2.8 billion
•2Q 2024 diluted EPS2 of $9.85, up 26%; adjusted diluted EPS1 of $10.12, up 12%
•3Q 2024 dividend of $1.63 per share declared to shareholders

Indianapolis, IN - July 17, 2024 - Elevance Health, Inc. (NYSE: ELV) reported second quarter 2024 results.

“Second quarter results reflect the power of our diversified business and thoughtful execution of our strategic initiatives during a dynamic time for our industry, as we remain steadfast in our purpose to improve the health of humanity. We have prudently maintained our full-year outlook and are confident in the earnings power of our Health Benefits and Carelon businesses, which underpin our long-term targets.”
Gail K. Boudreaux
President and Chief Executive Officer

1.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.
2.Earnings per diluted share ("EPS").

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended
	June 30, 2024	June 30, 2023	March 31, 2024

Operating Revenue[1]	$43.2	$43.4	$42.3
Operating Gain[1,2]	$2.8	$2.6	$3.0

Operating Margin[1]	6.4%	6.1%	7.1%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended June 30, 2024, and June 30, 2023, include items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $43.2 billion in the second quarter of 2024, a decrease of $0.2 billion compared to the prior year quarter. This decrease was driven by attrition in Medicaid membership, partially offset by higher premium yields to reflect medical cost trend, and growth in CarelonRx product revenue related to members served.
The benefit expense ratio was 86.3 percent, an improvement of 10 basis points, driven primarily by premium rate adjustments to cover medical cost trend in our Health Benefits business and disciplined commercial underwriting. Days in Claims Payable was 45.3 days as of June 30, 2024, a decrease of 3.7 days from March 31, 2024, including a 1.7 day decline related to industry-wide delays earlier this year in claims receipts, and a decrease of 1.2 days compared to June 30, 2023, principally on improved operational efficiency.
The operating expense ratio was 11.7 percent, an increase of 60 basis points driven by targeted investment and integration costs. Excluding adjustment items, the operating expense ratio was 11.5 percent, an increase of 50 basis points.
Elevance Health expects GAAP net income per diluted share to be at least $34.05 in 2024, and adjusted diluted net income per share to be at least $37.20.
Cash Flow & Balance Sheet
Operating cash flow was $2.4 billion year-to-date, a decrease of $6.0 billion year-over-year, including $4.3 billion of timing-related items and $1.3 billion of net cash outflows associated with medical claims payable, principally due to lower Medicaid membership. As of June 30, 2024, cash and investments at the parent company totaled approximately $2.4 billion.
During the second quarter of 2024, the Company repurchased 0.9 million shares of its common stock for $462 million, at a weighted average price of $524.55, and paid a quarterly dividend of $1.63 per share, representing a distribution of cash totaling $378 million. As of June 30, 2024, the Company had approximately $3.2 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Health Products & Services businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	June 30, 2024	June 30, 2023	March 31, 2024

Operating Revenue[1]	$37.2	$38.0	$37.3
Operating Gain[1,2]	$2.1	$2.1	$2.3

Operating Margin[1]	5.8%	5.6%	6.1%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended June 30, 2023, has been restated for the realignment of Carelon Global Solutions. See footnote 2 to the Reportable Segment Highlight Details table on page 11.

Health Benefits segment operating revenue was $37.2 billion in the second quarter of 2024, a decrease of 2 percent compared to the prior year quarter, as Medicaid membership attrition was only partially offset by premium rate increases to reflect medical cost trends, and growth in Individual Affordable Care Act health plan membership.
Operating gain totaled $2.1 billion, which was unchanged compared to the prior year.
Medical membership totaled approximately 45.8 million as of June 30, 2024, a decrease of 2.2 million, or 5 percent compared to the prior year quarter, driven by attrition in our Medicaid business associated with eligibility redeterminations and footprint adjustments, primarily in the first quarter. These losses were partially offset by growth in our Affordable Care Act health plans and commercial Employer Group fee-based membership.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	June 30, 2024	June 30, 2023	March 31, 2024

Operating Revenue[1,2]	$13.3	$12.1	$12.1
Operating Gain[1,2]	$0.7	$0.7	$0.8

Operating Margin[1]	5.3%	5.4%	6.7%

1.See “Basis of Presentation” on page 5 herein.
2.For the Operating Revenue and Operating Gain of CarelonRx and Carelon Services for the three months ended June 30, 2024, and June 30, 2023, see the Reportable Segment Highlight Details table on page 11, which has been restated for the realignment of Carelon Global Solutions. See footnote 2 on page 11 for details.

Operating revenue for Carelon was $13.3 billion in the second quarter of 2024, an increase of $1.2 billion, or 10 percent compared to the prior year quarter. This increase was driven by the launch and growth of risk-based medical benefit and behavioral health management services in Carelon Services, as well as growth in CarelonRx product revenue related to external members served and the acquisition of Paragon Healthcare in the first quarter.
Operating gain for Carelon totaled $0.7 billion, an increase of $52 million, or 8 percent, primarily driven by improved performance on risk-based arrangements in Carelon Services.

Quarterly Dividend
On July 16, 2024, the Audit Committee of the Company's Board of Directors declared a third quarter 2024 dividend to shareholders of $1.63 per share. The third quarter dividend is payable on September 25, 2024, to shareholders of record at the close of business on September 10, 2024.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve over 113 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time (“EDT”) to discuss the company’s second quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	800-391-9851 (Domestic Replay)
312-470-0178 (International)	203-369-3268 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on August 16, 2024. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Stephen Tanal	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter & Year-to-Date Ended June 30, 2024

•Membership and Other Metrics
•Quarterly & Year-to-Date Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	June 30, 2024	June 30, 2023	March 31, 2024	June 30, 2023	March 31, 2024
Individual	1,281	949	1,246	35.0%	2.8%
Employer Group Risk-Based	3,648	3,765	3,648	(3.1)%	—%
Commercial Risk-Based	4,929	4,714	4,894	4.6%	0.7%
BlueCard®1	6,692	6,720	6,635	(0.4)%	0.9%
Employer Group Fee-Based	20,542	20,160	20,622	1.9%	(0.4)%
Commercial Fee-Based	27,234	26,880	27,257	1.3%	(0.1)%
Medicare Advantage	2,031	2,059	2,017	(1.4)%	0.7%
Medicare Supplement	894	926	896	(3.5)%	(0.2)%
Total Medicare	2,925	2,985	2,913	(2.0)%	0.4%
Medicaid	9,028	11,759	9,327	(23.2)%	(3.2)%
Federal Employees Health Benefits	1,660	1,634	1,658	1.6%	0.1%
Total Medical Membership	45,776	47,972	46,049	(4.6)%	(0.6)%
Other Membership (in thousands)
Dental Members	7,008	6,728	6,970	4.2%	0.5%
Dental Administration Members	1,851	1,694	1,841	9.3%	0.5%
Vision Members	10,275	9,850	10,251	4.3%	0.2%
Medicare Part D Standalone Members	260	263	262	(1.1)%	(0.8)%
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	78.2	77.4	77.0	1.0%	1.6%
Carelon Services Consumers Served	102.3	103.6	102.9	(1.3)%	(0.6)%

1.BlueCard® membership for the three months ended June 30, 2023, and March 31, 2024, are restated to align to the Blue Cross Blue Shield Association reporting methodology. For the three months ended June 30, 2023, and the three months ended March 31, 2024, BlueCard® membership has been restated lower by 17 and 190, respectively.

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended June 30				Six Months Ended June 30
	2024	2023		Change	2024	2023		Change

Revenues
Premiums	$35,416	$36,589		(3.2)%	$71,112	$72,457		(1.9)%
Product revenue	5,530	4,859		13.8%	10,029	8,881		12.9%
Service fees	2,277	1,929		18.0%	4,355	3,937		10.6%
Total operating revenue	43,223	43,377		(0.4)%	85,496	85,275		0.3%
Net investment income	508	416		22.1%	973	803		21.2%
Net losses on financial instruments	(85)	(121)		NM	(246)	(234)		NM
Gain on sale of business	240	—		NM	240	—		NM
Total revenues	43,886	43,672		0.5%	86,463	85,844		0.7%
Expenses
Benefit expense	30,572	31,604		(3.3)%	61,118	62,390		(2.0)%
Cost of products sold	4,820	4,327		11.4%	8,645	7,808		10.7%
Operating expense	5,066	4,818		5.1%	9,952	9,618		3.5%
Interest expense	280	261		7.3%	545	512		6.4%
Amortization of other intangible assets	162	221		(26.7)%	278	456		(39.0)%
Total expenses	40,900	41,231		(0.8)%	80,538	80,784		(0.3)%

Income before income tax expense	2,986	2,441		22.3%	5,925	5,060		17.1%

Income tax expense	685	585		17.1%	1,375	1,200		14.6%
Net income	2,301	1,856		24.0%	4,550	3,860		17.9%

Net income attributable to noncontrolling interests	(1)	(3)		NM	(4)	(18)		NM
Shareholders' net income	$2,300	$1,853		24.1%	$4,546	$3,842		18.3%
Shareholders' earnings per diluted share	$9.85	$7.79		26.4%	$19.44	$16.10		20.7%
Diluted shares	233.4	237.8		(1.9)%	233.8	238.7		(2.1)%

Benefit expense as a percentage of premiums	86.3%	86.4%	(10)	bp	85.9%	86.1%	(20)	bp
Operating expense as a percentage of total operating revenue	11.7%	11.1%	60	bp	11.6%	11.3%	30	bp
Income before income tax expense as a percentage of total revenue	6.8%	5.6%	120	bp	6.9%	5.9%	100	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	June 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$6,497	$6,526
Fixed maturity and equity securities	29,494	29,843
Premium and other receivables	19,218	17,865
Other current assets	6,464	5,795
Assets held for sale	601	$—
Total current assets	62,274	60,029

Long-term investments	7,659	6,983
Property and equipment, net	4,450	4,359
Goodwill and other intangible assets	36,409	35,590
Other noncurrent assets	2,196	1,967
Total assets	$112,988	$108,928

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$15,204	$16,111
Short-term borrowings	225	225
Current portion of long-term debt	2,900	1,649
Other current liabilities	23,319	23,806
Liabilities held for sale	165	$—
Total current liabilities	41,813	41,791

Long-term debt, less current portion	24,561	23,246
Other noncurrent liabilities	4,317	4,486
Total liabilities	70,691	69,523

Total shareholders’ equity	42,191	39,306
Noncontrolling interests	106	99
Total equity	42,297	39,405
Total liabilities and equity	$112,988	$108,928

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Six Months Ended June 30
	2024	2023

Operating activities
Net income	$4,550	$3,860
Depreciation and amortization	666	895
Share-based compensation	154	139
Changes in operating assets and liabilities	(2,943)	3,611
Other non-cash items	(2)	(86)
Net cash provided by operating activities	2,425	8,419

Investing activities
Purchases of investments, net of sales and maturities	(1,415)	(1,653)
Purchases of subsidiaries, net of cash acquired	(725)	(1,651)
Purchases of property and equipment	(602)	(651)
Other, net	(386)	99
Net cash used in investing activities	(3,128)	(3,856)

Financing activities
Net change in short-term and long-term borrowings	2,580	666
Repurchase and retirement of common stock	(1,029)	(1,268)
Cash dividends	(757)	(701)
Other, net	(94)	(658)
Net cash provided by (used in) financing activities	700	(1,961)

Effect of foreign exchange rates on cash and cash equivalents	(5)	2

Change in cash and cash equivalents	(8)	2,604
Cash and cash equivalents at beginning of period	6,526	7,387
Less cash and equivalents included in assets held for sale at end of period	(21)	—

Cash and cash equivalents at end of period	$6,497	$9,991

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Health Products & Services businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Highlight Details
(Unaudited)

(In millions)	Three Months Ended June 30			Six Months Ended June 30
	2024	2023	Change	2024	2023	Change

Operating Revenue
Health Benefits	$37,159	$38,000	(2.2)%	$74,417	$75,280	(1.1)%
CarelonRx	8,774	8,466	3.6%	16,841	16,490	2.1%
Carelon Services[2]	4,545	3,604	26.1%	8,554	7,064	21.1%
Corporate & Other[2]	122	112	8.9%	249	203	22.7%
Eliminations[2]	(7,377)	(6,805)	8.4%	(14,565)	(13,762)	5.8%
Total Operating Revenue[1]	$43,223	$43,377	(0.4)%	$85,496	$85,275	0.3%

Operating Gain (Loss)
Health Benefits[2]	$2,145	$2,138	0.3%	$4,432	$4,287	3.4%
CarelonRx	497	496	0.2%	1,020	1,008	1.2%
Carelon Services[2]	208	157	32.5%	498	386	29.0%
Corporate & Other[2,3]	(85)	(163)	NM4	(169)	(222)	NM4
Total Operating Gain[1]	$2,765	$2,628	5.2%	$5,781	$5,459	5.9%

Operating Margin
Health Benefits	5.8%	5.6%	20 bp	6.0%	5.7%	30 bp
CarelonRx	5.7%	5.9%	(20) bp	6.1%	6.1%	— bp
Carelon Services	4.6%	4.4%	20 bp	5.8%	5.5%	30 bp
Total Operating Margin[1]	6.4%	6.1%	30 bp	6.8%	6.4%	40 bp
1.See “Basis of Presentation” on page 5 herein.
2.Operating Revenue and Operating Gain for the three and six months ended June 30, 2023, are restated for the realignment of Carelon Global Solutions. For the three and six months ended June 30, 2023, $163 and $311 of Operating Revenue was realigned to Carelon Services, $175 and $335 of Operating Revenue was realigned away from the Corporate & Other segment, and $12 and $24 of Operating Revenue was realigned to Eliminations. For the three and six months ended June 30, 2023, $21 and $41 of Operating Gain was realigned to Carelon Services, $10 and $20 of Operating Gain was realigned away from the Health Benefits segment, and $11 and $21 of Operating Gain was realigned away from Corporate & Other.
3.Operating Gain for the three months ended June 30, 2024, and June 30, 2023, included items adjusted out of adjusted shareholders' net income. See "GAAP Reconciliation" on page 13 and 14 herein.
4."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Six Months Ended June 30		Years Ended December 31
	2024	2023	2023	2022	2021
(In millions)	(Unaudited)	(Unaudited)

Gross medical claims payable, beginning of period	$15,865	$15,348	$15,348	$13,282	$11,135
Ceded medical claims payable, beginning of period	(7)	(6)	(6)	(21)	(46)
Net medical claims payable, beginning of period	15,858	15,342	15,342	13,261	11,089

Business combinations and purchase adjustments	—	—	—	133	420

Net incurred medical claims:
Current year	60,551	61,290	121,798	113,414	100,440
Prior years redundancies[1]	(1,473)	(1,112)	(1,571)	(869)	(1,703)
Total net incurred medical claims	59,078	60,178	120,227	112,545	98,737

Net payments attributable to:
Current year medical claims	48,297	48,217	107,146	98,997	88,156
Prior years medical claims	11,584	11,409	12,565	11,600	8,829
Total net payments	59,881	59,626	119,711	110,597	96,985

Net medical claims payable, end of period	15,055	15,894	15,858	15,342	13,261
Ceded medical claims payable, end of period	12	8	7	6	21
Gross medical claims payable, end of period[2]	$15,067	$15,902	$15,865	$15,348	$13,282

Current year medical claims paid as a percentage of current year net incurred medical claims	79.8%	78.7%	88.0%	87.3%	87.8%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	10.2%	7.8%	11.4%	7.0%	18.1%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.2%	1.0%	1.4%	0.9%	2.0%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS,” “Adjusted Operating Gain,” “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio,” which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended June 30			Six Months Ended June 30
(In millions, except per share data)	2024	2023	Change	2024	2023	Change
Shareholders' net income	$2,300	$1,853	24.1%	$4,546	$3,842	18.3%
Add / (Subtract):
Amortization of other intangible assets	162	221		278	456
Net losses on financial instruments	85	121		246	234
Transaction and integration related costs[1]	64	55		116	81
Litigation and settlement expenses[1]	9	2		11	3
Business optimization charges[1]	4	—		—	—
Gain on sale of business	(240)	—		(240)	—
Tax impact of non-GAAP adjustments	(22)	(103)		(103)	(200)
Net adjustment items	62	296		308	574
Adjusted shareholders' net income	$2,362	$2,149	9.9%	$4,854	$4,416	9.9%

Shareholders' earnings per diluted share	$9.85	$7.79	26.4%	$19.44	$16.10	20.7%
Add / (Subtract):
Amortization of other intangible assets	0.69	0.93		1.19	1.91
Net losses on financial instruments	0.36	0.51		1.05	0.98
Transaction and integration related costs[1]	0.27	0.23		0.50	0.34
Litigation and settlement expenses[1]	0.04	0.01		0.05	0.01
Business optimization charges[1]	0.02	—		—	—
Gain on sale of business	(1.03)	—		(1.03)	—
Tax impact of non-GAAP adjustments	(0.09)	(0.43)		(0.44)	(0.84)
Net adjustment items	0.27	1.25		1.32	2.40
Adjusted shareholders' earnings per diluted share	$10.12	$9.04	11.9%	$20.76	$18.50	12.2%

	Three Months Ended June 30			Six Months Ended June 30
(In millions)	2024	2023	Change	2024	2023	Change

Income before income tax expense	$2,986	$2,441	22.3%	$5,925	$5,060	17.1%
Net investment income	(508)	(416)		(973)	(803)
Gain on sale of business	(240)	—		(240)	—
Net losses on financial instruments	85	121		246	234
Interest expense	280	261		545	512
Amortization of other intangible assets	162	221		278	456
Reportable segments operating gain	$2,765	$2,628	5.2%	$5,781	$5,459	5.9%
1.Adjustment item resides in the Corporate & Other reportable segment.

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(In millions)	2024	2023	Change	2024	2023	Change

Reportable segments operating gain	$2,765	$2,628	5.2%	$5,781	$5,459	5.9%
Add / (Subtract):
Transaction and integration related costs[1]	64	55		116	81
Litigation and settlement expenses[1]	9	2		11	3
Business optimization charges[1]	4	—		—	—
Net adjustment items	77	57		127	84
Reportable segments adjusted operating gain	$2,842	$2,685	5.8%	$5,908	$5,543	6.6%

	Three Months Ended June 30			Six Months Ended June 30
(In millions)	2024	2023	Change	2024	2023	Change
Operating expense	$5,066	$4,818	5.1%	$9,952	$9,618	3.5%
Add / (Subtract):
Transaction and integration related costs[1]	(64)	(55)		(116)	(81)
Litigation and settlement expenses[1]	(9)	(2)		(11)	(3)
Business optimization charges[1]	(4)	—		—	—
Net adjustment items	(77)	(57)		(127)	(84)
Adjusted operating expense	$4,989	$4,761	4.8%	$9,825	$9,534	3.1%

Operating revenue	$43,223	$43,377	(0.4)%	$85,496	$85,275	0.3%

Operating expense ratio	11.7%	11.1%	60 bp	11.6%	11.3%	30 bp
Adjusted operating expense ratio	11.5%	11.0%	50 bp	11.5%	11.2%	30 bp

	Full Year 2024 Outlook
Shareholders' earnings per diluted share	At least $34.05
Add / (Subtract):
Amortization of other intangibles	$2.18
Net losses on financial instruments	$1.61
Transaction and integration related costs[1]	$1.21
Litigation and settlement expenses[1]	$0.07
Gain on sale of business	($1.03)
Tax impact of non-GAAP adjustments	Approximately ($0.89)
Net adjustment items	$3.15
Adjusted shareholders' earnings per diluted share	At least $37.20
1.Adjustment item resides in the Corporate & Other reportable segment.

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; the effects of any negative publicity related to the health benefits industry in general or us in particular; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.